UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 6, 2013

(Date of Earliest Event Reported)

Guidance Software, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33197	95-4661210
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

215 North Marengo Avenue, Pasadena, California		91101
(Address of Principal Executive Offices)		(Zip Code)

(626) 229-9191

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

The Audit Committee of Guidance Software, Inc. (the “Company”) recently completed a competitive process to determine which audit firm would best serve as the Company’s independent registered public accounting firm for the year ended December 31, 2013. On March 4, 2013, the Audit Committee of the Company dismissed Deloitte & Touche LLP (“D&T”) as the Company’s independent registered public accounting firm, and contemporaneously appointed Ernst & Young, LLP, effective immediately.

The reports of D&T on the Company’s consolidated financial statements as of and for the years ended December 31, 2012 and 2011 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2012 and 2011 and, through March 4, 2013, there were no (a) disagreements with D&T on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to D&T’s satisfaction, would have caused D&T to make reference to the subject matter thereof in connection with its reports for such years; or (b) “reportable events”, as such term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided D&T with a copy of the disclosures it is making in this Current Report on Form 8-K and requested from D&T a letter addressed to the Securities and Exchange Commission indicating whether it agrees with such disclosures and, if it does not agree, the respects in which it does not agree. A copy of D&T’s letter dated March 6, 2013, is attached as Exhibit 16.1 to this Current Report Form 8-K.

During the years ended December 31, 2012 and 2011 and, the subsequent interim period through March 4, 2013, the Company did not consult with Ernst & Young LLP regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit:

16.1	Letter of Deloitte & Touche LLP, dated March 6, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Guidance Software, Inc.

Date: March 6, 2013	By:	/s/ Victor Limongelli
	Name:	Victor Limongelli
	Title:	Chief Executive Officer, President and Director